Exhibit 5

                      OPINION AND CONSENT OF LEGAL COUNSEL

                             The Business Law Group
                                Attorneys at Law
                         205 E. Central Blvd., Suite 500
                                Orlando, FL 32801

October 24, 2002

Board of Directors
Raven Moon Entertainment, Inc.
120 International Parkway, Suite 220
Heathrow, Florida 32826

Gentlemen:

We have acted as special securities counsel to Raven Moon Entertainment, Inc. (the "Company"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of the 246,386,188 shares of the Company's common stock, $0.0001 par value per share (the "Shares"). As such, we have examined the Registration Statement and such other documents of the Company as we deemed appropriate under the circumstances.

Based upon the foregoing, and assuming there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according to the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the firm, once issued pursuant to the Agreement as described in the Registration Statement.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter, which comes to our attention hereafter.

Very truly yours,

/s/  THE BUSINESS LAW GROUP
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     THE BUSINESS LAW GROUP


Consent:

We consent to the use of our opinion dated October 24, 2002, as an exhibit to the Registration Statement of Raven Moon Entertainment, Inc., and to the reference to our firm in the Registration Statement.

/s/  THE BUSINESS LAW GROUP
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     THE BUSINESS LAW GROUP